Exhibit 3.02

                                           STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                                            ARTICLES OF AMENDMENT

                  Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


1.       The name of the corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.


2.       On                    , the corporation adopted the following
         Amendment(s) of its Articles of Incorporation:

                                 NOT APPLICABLE


3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

         (a) The number of redeemable shares of the corporation reacquired by redemption or purchase is 3,400 itemized as follows:

                 Class                               Series       No. of shares
                 -----                               ------       ----

         Cumulative Preferred Stock ($50 par value)   4.60%       3,400

         (b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,635,043, itemized as follows:

                  Class                                         Series              No. of Shares

         Cumulative Preferred Stock ($50 par value)             5%                        125,209
               "          "         "          "                4.60%                           0
               "          "         "          "                4.50%                       9,600
               "          "         "          "                4.60% (Series A)           16,052
               "          "         "          "                5.125%                     67,000
               "          "         "          "                4.60% (Series B)           54,400
               "          "         "          "                6%                         66,635
               "          "         "          "                9.40%                           0
               "          "         "    ($100 par value)       8.12%                           0
               "          "         "          "                7.70%                           0
               "          "         "          "                8.40%                           0
               "          "         "     ($50 par value)       8.72%                           0
               "          "               ($100 par value)      6.52%                   1,000,000

         Common Stock ($4.50 par value)                         ------                 40,296,147
                                                                                       ----------

41,635,043

         (c)      The amount of the stated capital of the corporation after giving effect to such cancellation is $298,277,461.50.




                                     Page 2


         (d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 56,428,896, itemized as follows:

                  Class                                Series                    No. of Shares
---------

  Cumulative Preferred Stock ($50 par value)              5%                      125,209
        "          "         "          "                 4.60%                         0
        "          "         "          "                 4.50%                     9,600
        "          "         "          "                 4.60% (Series A)         16,052
        "          "         "          "                 5.125%                   67,000
        "          "         "          "                 4.60% (Series B)         54,400
        "          "         "          "                 6%                       66,635
        "          "         "          "                 9.40%                         0
        "          "         "    ($100 par value)        8.12%                         0
        "          "         "          "                  7.70%                        0
        "          "         "          "                 8.40%                         0
        "          "         "    ($50 par value)         8.72%                         0
        "          "         "    ($100 par value)        6.52%                 1,000,000


  Serial Preferred Stock  ($50 par value)  (1 vote)     ----                      640,000
  Serial Preferred Stock  ($100 par value) (1 vote)    ----                     1,750,000
  Serial Preferred Stock  ($25 par value)  (1/4 vote)  ----                     2,000,000
  Serial Preferred Stock  ($50 par value)  (1/2 vote)  ----                       700,000
  Common Stock  ($4.50 par value)                        ----                  50,000,000
                                                                               ----------
                                                                               56,428,896


                  --
4.       (a)      |__|     Amendment(s) adopted by shareholder action.

                  At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

           Number of     Number of        Number of Votes  Number of Undisputed
 Voting    Outstanding   Votes Entitled   Represented at   Shares Voted
 Group     Shares        to be Cast       the meeting      For     Against
 -----     ------------- ---------------- ---------------- ----------------

                  ---
         (b) |XX| The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code,
         as amended, and shareholder action was not required.


5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of the acceptance for filing by the Secretary of State (See Section 33-1-230(b)):


                                  SOUTH CAROLINA ELECTRIC & GAS COMPANY



Date:  May 22, 2001               By:__________________________________________
                                    Secretary